FORM OF NOTICE OF GUARANTEED DELIVERY            EXHIBIT 99.2
                                       FOR
                          9 5/8% SENIOR NOTES DUE 2007
                                       OF

                                DELTA MILLS, INC.

     As set forth in the Prospectus dated [_________], 1998 (the "Prospectus") of Delta Mills, Inc. (the "Company') and in the accompanying Letter of Transmittal and instructions thereto (the "Letter of Transmittal"), this form or one substantially equivalent hereto must be used to accept the Company's Exchange Offer (the "Exchange Offer") to exchange new 9 5/8% Senior Notes due 2007, Series B (the "Exchange Notes") that have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for all of its outstanding 9 5/8 % Senior Notes due 2007, Series A (the "Senior Notes") IF the Letter of Transmittal or any other documents required thereby cannot be delivered to the Exchange Agent, or Definitive Registered Notes (as defined in the Letter of Transmittal) cannot be delivered or the procedure for book-entry transfer cannot be completed, prior to 5:00 p.m., New York City Time, on the Expiration Date (as defined in the Prospectus). This form may be delivered by an Eligible Institution (as defined in the Letter of Transmittal) by hand or transmitted by facsimile transmission, overnight courier or mail to the Exchange Agent as set forth below. Capitalized terms not defined herein have the meanings ascribed to them in the Prospectus or the Letter of Transmittal.



THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON [25 business days after effectiveness], 1998 (AS SUCH DATE AND TIME MAY BE EXTENDED BY THE COMPANY IN ITS SOLE DISCRETION, THE "EXPIRATION DATE").



                 PLEASE READ CAREFULLY THE ATTACHED INSTRUCTIONS

To: The Bank of New York, as Exchange Agent

  BY REGISTERED OR CERTIFIED MAIL:              BY OVERNIGHT OR HAND DELIVERY:
   The Bank of New York                              The Bank of New York
     101 Barclay Street                               101 Barclay Street
       Floor 7 East                   Corporate Trust & Agencies Service Window
  New York, N.Y. 10286                              New York, N.Y. 10286
 Attention: Reorganization Section          Attention: Reorganization Section

                                  BY FACSIMILE:
                        (for Eligible Institutions only)
                                 (212) 815-6339

                              CONFIRM BY TELEPHONE:
                                 (212) 815-2742

     Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via a facsimile number other than that set forth above will not constitute a valid delivery.

     This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal to be used to tender Senior Notes is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the Letter of Transmittal.


Ladies and Gentlemen:

     The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the principal amount of Senior Notes specified below pursuant to the guaranteed delivery procedures set forth in the Prospectus and in Instruction 2 of the Letter of Transmittal.

     The undersigned understands that tenders of Senior Notes pursuant to the Exchange Offer may not be withdrawn after 5:00 p.m., New York City time, on the Expiration Date. Tenders of Senior Notes may also be withdrawn if the


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Exchange Offer is terminated without any such Senior Notes being purchased thereunder or as otherwise provided in the Prospectus.

     All authority thereto conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death, incapacity or dissolution of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

                              (Box appears here.)

     The undersigned hereby tenders the Senior Notes listed below:


 Aggregate Principal Amount of Senior Notes          Principal Amount of Senior Notes Tendered
----------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------




             NOTE: SIGNATURES MUST BE PROVIDED WHERE INDICATED BELOW
                                    SIGN HERE


Name(s) of Holder(s):_________________________________________________________


Address(es):  ________________________________________________________________


              ----------------------------------------------------------------


Telephone Number:_____________________________________________________________


Signature(s):_________________________________________________________________


           -------------------------------------------------------------------


Date:_________________________________________________________________________


 DTC Account Number (if applicable):__________________________________________


     This Notice of Guaranteed Delivery must be signed by (i) the holder(s) of Senior Notes exactly as its/their name(s) appear on Definitive Registered Notes,
(ii) the holder(s) of Senior Notes exactly as its/their name(s) appear on a security position listing maintained by DTC as the owner of Senior Notes or
(iii) by person(s) authorized to become holder(s) by documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information and, unless waived by the Company, submit evidence satisfactory to the Company of their authority to act:


Please print name(s) and addresses of person signing above
Name(s):____________________________________________________________________




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Capacity:__________________________________________________________________


Address(es):_______________________________________________________________

                                    GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm that is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or is a commercial bank or trust company having an office or correspondent in the United States, or is otherwise an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), hereby (a) represents that the above named person(s) "own(s)" the Senior Notes tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (b) represents that such tender of Senior Notes complies with Rule 14e-4 under the Exchange Act and (c) guarantees that delivery to the Exchange Agent of the Letter of Transmittal (or facsimile thereof), either Definitive Registered Notes in proper form for transfer or a confirmation of the book-entry transfer of Book-Entry Interests representing such Senior Notes into the Exchange Agent's account at DTC, pursuant to the procedures for book-entry transfer set forth in the Prospectus, and delivery of either a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) with any required signatures and any other documents required by the Letter of Transmittal or an Agent's Message, will be received by the Exchange Agent by 5:00 p.m., New York City time, on the fifth New York Stock Exchange trading day after the Expiration Date.

     THE UNDERSIGNED ACKNOWLEDGES THAT IT MUST DELIVER THE LETTER OF TRANSMITTAL OR AGENT'S MESSAGE AND SENIOR NOTES TENDERED HEREBY TO THE EXCHANGE AGENT WITHIN THE TIME PERIOD SET FORTH THEREIN AND THAT FAILURE TO DO SO COULD RESULT IN FINANCIAL LOSS TO THE UNDERSIGNED.

                       (Box appears here.)

                            SIGN HERE

Name of firm:       __________________________________

Authorized Signature:________________________________

Name (PLEASE PRINT):_________________________________

Address:               _________________________________

                          ---------------------------------

                          ---------------------------------

Telephone Number:  _________________________________

Date:                    _________________________________




DO NOT SEND ANY DEFINITIVE REGISTERED NOTES WITH THIS FORM. ACTUAL SURRENDER OF DEFINITIVE REGISTERED NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, AN EXECUTED LETTER OF TRANSMITTAL.

                 INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

     1. DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and risk of the holder, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. Instead of delivery by mail, it is recommended that the holder use an overnight or hand delivery service. In all cases sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedure, see Instruction 2 of the Letter of Transmittal.

      2. SIGNATURES ON THIS NOTICE OF GUARANTEED DELIVERY. If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Senior Notes to be tendered (in the case of Definitive Registered Notes), the signature must correspond with the name(s) as written on the face of such Senior Notes without alteration, enlargement, or any change whatsoever. If this Notice of Guaranteed Delivery is signed by the DTC participant whose name appears on a security position maintained by DTC (in the case of Book-Entry Interests), the signature must correspond exactly with such participant's name as it appears on a security position maintained by DTC listing such participant as the owner of the Senior Notes, without any change whatsoever.


      If any of the Senior Notes to be tendered are owned of record by two or more joint owners, all such owners must sign this Notice of Guaranteed Delivery. If any Senior Notes to be tendered are held in different names on several Senior Notes, it will be necessary to complete, sign, and submit as many separate copies of the Notice of Guaranteed Delivery documents as there are names in which Senior Notes to be tendered are held.

     If this Notice of Guaranteed Delivery or any Senior Notes are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and, unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with this Notice of Guaranteed Delivery.

     3. REQUESTS FOR ASSISTANCE OF ADDITIONAL COPIES. Questions and requests for assistance and requests for additional copies of the prospectus may be directed to the Exchange Agent at the address specified in the Prospectus. Holders also may contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.

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